Exhibit 10.1
FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made effective as of the 18th day of April, 2024 by and between M.D.C Holdings, Inc., a Delaware corporation (“Sublandlord”) and CVentures, Inc., a Delaware corporation (“Subtenant”).

EXPLANATORY STATEMENT

A.    By Office Lease dated October 3, 2014 (the “Master Lease”) by and between Sublandlord, as Tenant and CLF South Monaco Denver LLC, a Delaware limited liability company and ultimately assigned to Orion Denver CO, LLC, a Colorado limited liability company (“Master Lessor”), as Landlord, Master Lessor leased to Sublandlord approximately 144,048 of rentable square feet located on floors 1-6 of the building (the “Building”) located at 4350 South Monaco Street, Denver, Colorado;

B.    By Sublease Agreement dated November 1, 2016, by and between Sublandlord and Subtenant (as amended or modified from time to time, the “Sublease”), Subtenant agreed to sublease from Sublandlord and Sublandlord agreed to sublease to Subtenant a portion of the Building subject to the terms and conditions of the Master Lease.

C.    Pursuant to Section 9.1 of the Master Lease, no consent of Master Lessor is required for the Sublease.

D.    Sublandlord and Subtentant desire to amend certain terms and conditions of the Sublease, all as more fully set forth in this Amendment.

    NOW, THEREFORE, in consideration of the foregoing Explanatory Statement, the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

    1.    Explanatory Statement. The Explanatory Statement of this Amendment forms an integral part of this Amendment and is hereby incorporated by reference. Initially capitalized terms used in this Amendment shall have the meaning ascribed to them in the Sublease and/or the Master Lease, unless the context clearly requires otherwise.

2.     Section 5 (Extension Term; Option to Extend Term). Sublandlord hereby acknowledges and agrees that Subtenant shall have the option to extend the Term of this Sublease (the “Additional Extension”) for an additional extension period (the “Additional

Extension Term”) expiring on a date no later than October 21, 2028, whereupon the Expiration Date shall be the end of the Additional Extension Term. Notwithstanding the foregoing, the Sublease shall automatically terminate upon the termination of the Master Lease if such termination occurs prior to the end of the Additional Extension Term.

3.     Section 3 (Base Rent during Additional Extension Term). Subtenant shall pay Base Rent to Sublandlord, in advance on the first day of each calendar month of the Additional Extension Term, in an amount equal to its proportionate share of the Base Rent that Sublandlord is required to pay under the Master Lease during such term. The proportionate share of Base Rent to be paid by Subtenant shall be a fraction, the numerator of which is the rentable area of the Premises (5,437 square feet) and the denominator of which is the rentable Area of the Building (144,048 square feet) and is equal to 3.77%. Subtenant’s Base Rent shall be prorated to reflect any partial year or month that the Premises are subject to this Sublease.

4.    Miscellaneous.

        3.1    Binding Effect. This Amendment shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns.

        3.2    Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with Colorado law, without regard to principles of conflict of laws.

        3.3    Time of the Essence. Time shall be of the essence with respect to this Amendment.

3.4    Counterparts; Facsimile; Authority. The parties agree that this Amendment may be executed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement. The parties further agree that this Amendment may be executed by facsimile or emailed signature, and that any facsimile or emailed signature shall be binding upon the party providing such signature as if it were the party’s original signature. Each natural person who is executing this Amendment on behalf of Sublandlord hereby represents and warrants to Subtenant that he or she has the full power and authority to execute this Amendment on behalf of Sublandlord and to bind Sublandlord to the terms hereof. Each natural person who is executing this Amendment on behalf of Subtenant hereby represents and warrants to Sublandlord that he or she has the full power and authority to execute this Amendment on behalf of Subtenant and to bind Subtenant to the terms hereof.
        3.5    Severability. If any provision of this Amendment, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be or become invalid or unenforceable, the remainder of this Amendment and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent possible.

        3.6    Ratification. The provisions of the Sublease are hereby affirmed and ratified, and remain in full force and effect, as herein amended.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SUBLANDLORD:

M.D.C. Holdings, Inc.,
a Delaware corporation

By: /s/ Robert N. Martin
Name:     Robert N. Martin
Title:     Senior Vice President    and Chief Financial Officer
Date: April 18, 2024

SUBTENANT:

CVentures, Inc.,
a Delaware corporation

By: /s/ Carrie DeLima
Name:     Carrie DeLima
Title:     Treasurer
Date: April 17, 2024

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